Exhibit 10.19

Contractual Rights and Obligations Transfer Tripartite Agreement

Party A: Liaoning CoolPaul Culture and Media Co. Ltd.

Tel:

Address:

Party B: Shenyang Parkson Shopping Plaza Co., Ltd.

Tel:

Address:

Party C: Leaping Media Group Co., Ltd.

Address:

In view of the signing of the “Site Lease Contract” (contract number:                 ) (hereinafter referred to as “existing contract”) on April 12, 2018 by Party A and Party B. Party A intends to transfer all rights and obligations which are included in the existing contract to Party C. After several times negotiation between Party A and Party B, Party B agrees that Party A shall transfer all rights and obligations and all contents of the existing contract to Party C.

In accordance with the Law of the People's Republic of China on Contract Law and other laws and regulations, the three parties have voluntarily reached the following agreement:

1. Party A agrees to transfer all rights and obligations to Party C on August 14, 2018. Party C agrees to take all rights and obligations of the existing contract signed on August 14, 2018. Party A agrees to assume joint liability for Party C to perform its existing contract.

2. Party B agrees that Party A shall transfer all the rights and obligations of Party A in the existing contract and all the contents of the contract to Party C.

3. Party B and Party C are bound by the existing contract and are still fully performing according to the contract of the existing contract.

4. From the effective date of this agreement, Party A's rights and obligations in the existing contract shall be immediately terminated, and the rights and obligations in the existing contract transferred to Party C shall be immediately generated, the specific rights realization method, the performance of the obligations, and the breach of contract, responsibility, dispute resolution, etc. are subject to the existing contract.

5. This agreement is in six copies, each party shares 2 copies. This agreement is from A,

The date of signature and seal of Party A, Party B and Party C shall take effect, and the agreement shall have the same legal effect as the existing contract.

Party A: Liaoning CoolPaul Culture and Media Co. Ltd.

Signature:	/s/ Liaoning CoolPaul Culture and Media Co. Ltd.

Party B: Shenyang Parkson Shopping Plaza Co., Ltd.

Signature:	/s/ Liaoning CoolPaul Culture and Media Co. Ltd.

Party C: Leaping Media Group Co., Ltd.

Signature:	/s/ Leaping Media Group Co., Ltd.

Lease Contract

Party A (Lessor): Shenyang Parkson Shopping Plaza Co., Ltd.

Tel:

Registered address:

Party B (Lessee): Liaoning CoolPaul Culture and Media Co. Ltd.

Tel

Registered address:

On the principle of voluntariness, equality and mutual benefit, both parties agreed to sign this contract in accordance with the relevant laws and regulations of the People's Republic of China.

1. The Location and Area of the Rental Place

1.1. Party A will lease No. 4 Room, 7th floor of Shenyang Parkson Shopping Plaza Co., Ltd. (hereinafter referred to as “the mall”) with an area of 1785 square meters to Party B (hereinafter referred to as “lease place”). (See the attachment for the rental location)

1.2 The area of the leased area is calculated from the middle line between the places. If there are public facilities such as pillars in the leased place, the space they covered are included in the rented area. Before signing this contract, Party B shall conduct self-inspection of the area provided by Party A. If there is any objection, it shall be submitted in advance. If the area error of the leased site is within 3%, the rent will not be added or subtracted. If the error exceeds 3%, the excess will be calculated based on the average unit price of the lease. However, if Party B fails to catch an objection before signing this contract, it shall be deemed that Party B has no objection to the recognition of the area provided by Party A, and shall waive the right of claiming for compensation for possible errors.

2. Use of the Leased Place

Party B's leased the place for the operation of cinemas and concurrently for snack foods, beverages, and genuine film products. Party B shall not arbitrarily change the use of the leased place as stipulated in this contract without the prior written consent of Party A.

3. Lease Term

3.1 The lease term is from June 15th, 2018 to December 31, 2024. The decoration period is 180 days from June 15th, 2018 to December 11th, 2018.

Renting date: The rent is calculated from the business day (including trial operation). The business day (including the trial operation) shall be determined not to exceed 180 days from the date of decoration. The decoration date should be the actual delivery date of Party A, Party B shall start work on the date of delivery.

The month in this contract refers to the day from rent date and to the prior date in the next month. The year in this contract refers to the day from rent date and to the prior date in the next year.

3.2 If Party A causes the delay (including but not limited to the deferred delivery of the place), if both parties agree that the lease term will be postponed accordingly, Party B will waive other responsibilities to Party A and the two parties will sign a supplementary agreement. Party A has the right to deliver the place in advance, and will notify Party B three days in advance. Party B shall cooperate and the two parties sign a supplementary agreement. If Party B does not respond or cooperates with the signing of the supplemental agreement, the delivery date notified by Party A is the date of delivery.

3.3 Party A shall deliver the leased place to Party B in accordance with the provisions of this contract before June 15, 2018. Before this deadline, Party A shall have the right to use and operate the leased place. When the leased place is delivered, both parties shall send representatives to the site to check the transfer of the leased place, and jointly sign the delivery confirmation of the leased place (see attachment) for confirmation, and the delivery time of the leased place is the when the delivery confirmation is signed.

3.4 Party B shall complete all decoration of the leased place during the decoration period to ensure that the business conditions are met and officially opened before the decoration period. In the event that the leased place is postponed due to the reasons of Party B, in addition to the payment of the rent, Party B shall pay Party A 2% of the total contractual rent as a penalty for each extension of the opening day. If the extension is more than 30 days, Party A has the right to terminate this contract, and all losses caused to Party A shall be borne by Party B.

4. Rent and Payment Method

Party B shall pay the rent to Party A on time (see the Annex for the calculation of the rent and the method of payment). If Party B fails to pay the full amount of the due amount on time, Party A has the right to terminate this contract in advance.

The rent calculated according to the contractual agreement shall be the value-added tax excluding the tax amount. The lessee shall pay the rent according to the value-added tax, and shall not require the lessor to bear other taxes and other expenses as stipulated in the contract on the grounds of national policy reform.

5. Cash Deposit

5.1 Party B agrees to provide Party A with a deposit (not having a deposit nature, no fixed penalty) RMB , and pays Party A in one lump sum in this contract. If Party B fails to pay the deposit within 3 days after signing the contract (check payment, the time for money entering Party A’s account shall prevail; cash payment shall be subject to the time when Party A issues the receipt), Party A has the right to terminate this contract, Party B has no objection may be raised.

5.2 The debt relationship between Party B and any third party or the legal consequences arising from its illegal operation does not affect Party A. Party A has the right to deduct the corresponding deposit to obtain compensation if Party A get any loses. If the deposit is insufficient to cover the losses suffered by Party A, Party B must make up the difference within 7 days after receiving the payment notice from Party A. Otherwise, Party B shall pay Party A a fee of 0.5% of the total payment as a delayed payment.

5.3 When the deposit is less than 80% of the full amount, Party B must make up the full amount within five days after Party A issues the replenishment notice. Otherwise, Party B constitutes a major breach of contract, and Party A has the right to terminate this contract in advance.

5.4 During the lease period, Party A has the right to terminate this contract in advance and detain some or all of the deposit as liquidated damages if Party B violates the provisions of this contract or it does not obey the management of Party A or it exceeds the scope of Party A's consent.

6 Property Management

6.1 Party B shall pay the property service fee to Party A on a monthly basis (see attachment for details). The service fee calculated according to the contractual agreement shall be the value-added tax without tax. The lessee shall pay the property service fee with the value-added tax, and shall not require the lessor to bear other taxes other than those specified in the contract for reasons such as national policy reform fee.

6.2 The water, electricity and telephones installed separately at the rental place shall be paid by Party B. Party A collects the goods according to the national standards, and Party B pays within 5 days after receiving the payment notice from Party A.

6.3 During the lease period, Party A shall be responsible for the maintenance of the public area facilities, and Party B shall be responsible for the maintenance and repair of the equipment and facilities within the leased place. Party B shall ensure that the equipment provided by Party A to Party B shall be in good condition. If there is any damage, Party B shall bear financial compensation or be responsible for repair and replacement. If Party B refuses to repair or compensate, Party A can repair on behalf of the repair, the maintenance cost is deducted from the deposit.

6.4 Temporary interruption of the supply of water, electricity, gas, air-conditioning, elevators, etc. in the leased place due to the municipal construction needs or other reasons of the government, or due to the normal maintenance and fault repair of Party A's shopping malls. Party A does not assume liability for compensation,

6.5 Party A shall notify Party B in advance due to the temporary interruption of the supply of water, electricity, gas, air conditioning, etc. caused by normal maintenance and fault repair of the mall.

7. Sales Management

7.1 Party B shall obtain all necessary licenses, approvals or permits (If there are any rules) from the relevant government departments before conducting the firefly business at the leased place, and provide Party A with a copy of each certificate upon signing this contract as the record to Party A (see attachment). Party B must ensure that such licenses, approvals or permits are fully valid for the term of the lease and that its operations are in all respects in accordance with such licenses, approvals or permits. Moreover, Party B must ensure that the business activities at the leased place must not violate the administrative regulations, including but not limited to the relevant administrative authorities, and may not adversely affect the business reputation of Party A or Party A's shopping malls. Otherwise, Party B will bear all the responsibilities caused by incomplete or improper operation of the documents and shall compensate for the losses caused to Party A.

7.2 The lease contract registration fee and related taxes and fees required for the lease shall be paid by Party A and Party B according to the regulations of the local government where the lease place is located. This fee may be withheld and paid by Party A. Party B shall pay the taxes and fees incurred by Party B in the operation of the leased place. Party B shall pay full tax on the operating income of the leased place in accordance with the provisions of the tax law, and provide Party A with a tax payment certificate on a monthly basis. If Party B fails to pay taxes as required, Party A has the right to deduct some or all of the insurance premium until Party B completes its tax liability. Party B shall bear full responsibility for Party A’s tax risk arising from Party B’s intentional or negligent act and compensate Party A for all losses.

7.3 Party B shall comply with Party A's management requirements for the sale of goods or services, and shall not occupy the public areas and public facilities of the store, and shall not arbitrarily post advertisements, hang signs or texts in any public areas of the mall. Party B shall not use the image, text or the name and logo of Party A's trademarks (i.e. “Parkson” or “PARKS0N”) for any purpose or form without the prior written consent of Party A.

7.4 If a customer complains about Party B's goods or services and affects Party A's reputation, Party A has the right to request Party B to refer to Party A's provisions for such complaints. Party A may handle the case first if necessary, and Party B shall cooperate unconditionally.

7.5 Party A has the right to supervise the operation of Party B. Party B shall not use the leased place to engage in illegal business activities, and may not transfer, sublet, sublease, subcontract or cooperate with others in the leased place. The use of the rental site or any increase or decrease, change of business items and product brands shall not be separated from others. If Party B violates the above agreement, Party A has the right to terminate the contract, and the losses and subsequent acquisitions shall be borne by Party B.

7.6 The quality of goods and services provided by Party B shall comply with relevant technical standards and comply with the relevant laws, regulations and government departments of the State.

7.7 If Party B issue flyers, discount cards, free service cards and other promotional activities in Party A's shopping malls, and must obtain prior written consent from Party A.

7.8 For the needs of the overall operation, investment, advertising or commercial promotion of the shopping mall, Party B agrees that Party A or Parkson Group shall use the image of the trademark of Party B or the image of Party B for commercial promotion, investment promotion, advertising, and signage. , posters, brochures, financial reports, etc.

8 Decoration Management

8.1 Party B shall carry out the decoration of the leased place and shall bear the construction cost and construction safety responsibility. Party B shall take measures when decorating and decorating the project, and shall not affect the normal operation of other merchants in Party A's shopping malls, and Party B's decoration shall not change the building structure of the leased place, and shall not damage the safety of the original buildings.

8.2 Before entering the place, Party B shall submit the design and decoration plan and application to Party A's management department. After Party A's approval, both parties shall sign the decoration construction responsibility letter, and Party B shall pay Party A the guarantee fee of RMB before decoration. However, Party A shall only recognize Party B's decoration and decoration activities and shall not bear any responsibility for the consequences of Party B's actions. "

8.3 Party B's decoration shall comply with the state's relevant regulations and requirements for construction and fire safety. If there is any violation, Party A has the right to order Party B to carry out rectification or termination of this contract, and all consequences arising therefrom shall be borne by Party B itself and compensate for the losses caused to Party A.

8.4 During the lease period, if the relevant government departments propose rectification requirements for the facilities, decoration and decoration within the scope of purchase and decoration of Party B within the leased premises, Party B shall make rectifications according to the requirements of the government departments from time to time. However, if Party A’s rights and interests are damaged, Party B shall be liable for compensation.

8.5 If the lease expires or the contract is terminated early, when Party B returns the leased place, it shall be refunded to the original condition. If Party B does not recover or cannot recover the original condition, Party A shall have the right to take recovery measures on its own. The relevant expenses shall be borne by Party B. When Party B returns the leased place, no compensation shall be required in any form.

9 Party A's Guarantee and Responsibility

9.1 Party A guarantees the right to lease the leased place to Party B in accordance with the contract.

9.2 Party A shall regularly repair and maintain the public facilities of the mall to ensure the safety and normal use of the property and facilities.

9.3 Party A is responsible for maintaining the normal business order of the mall.

9.4 During the lease term, Party A has the right to change the name of the mall or any part of it. The change will not require the consent of Party B and Party A doesn't need to bear the loss of Party B. However, Party B shall be notified in writing in advance to make the corresponding change registration.

9.5 Party A has the right to change, repair and temporarily close the public parts of the shopping mall or part of the mall's walkways, doors and windows, electric installations, cables and wires, water pipes, gas pipes, elevators, escalators, fire prevention, security equipment, air equipment during the lease term etc., but must notify Party B in writing in advance, and do not affect Party B's normal operation.

9.6 Without prejudice to the normal operation of Party B, Party A has the right to install or fix the machines, equipment, markings, advertising frames and other facilities that Party A considers appropriate in any part of the mall and have the right to repair, dismantle and replace the equipment and facility.

9.7 Party A has the right to formulate or amend the rules and regulations of the mall as it deems necessary.

9.8 Party A has the right to clean up and dispose all the articles or wastes placed by Party B from any place outside the leased place (except the designated place) without notice to Party B. Party A shall not be responsible for the damage or loss of the object. Party B

10. Guarantee and Responsibility of Party B

10.1 Party B guarantees that it is a legally registered company, and all incoming invoices are legally obtained, otherwise it is deemed to be a material breach of contract by Party B.

10.2 Party B shall not engage in any behavior at the leasing place that may affect the normal operation of Party A or other neighboring merchants, tenants and rights holders, except for the rights and obligations to perform this contract.

10.3 Party B shall not produce, manufacture or process any articles or commodities in the leased place (except for after-sales service provided by customers, supermarket cooked food and catering operations), nor shall it be manufactured, infiltrated or leaked toxic or harmful gas or a gas with a pungent odor in the leased place.

10.4 Party B shall not place or store any flammable or explosive dangerous articles in the rental place at any time.

10.5 At the time of signing this contract, Party B must ensure that the submitted documents complying with the government regulations are legally issued without false forgery. If a breach is deemed to be a material breach of contract by Party B, Party A has the right to terminate this contract and ask Party B to compensate Party A for the losses suffered by Party A.

10.6 Based on the management needs of the mall, Party B must obey the relevant management measures of the mall management department, and should strictly abide by the supplier code (see attachment). Once it is found that Party B has violated the code, it is deemed that Party B has breached the contract, and Party A has the right to terminate immediately. This contract, and reserves the right to pursue the responsibility of Party B by law.

10.7 During the lease term, except as otherwise provided in this contract, Party B shall not deduct the rent and other expenses payable to Party A for any reason.

10.8 If Party B cannot pay the rent on time, in addition to paying the amount immediately, every time a day is overdue, Party B shall pay Party A a late payment fee of 1% of the total amount of the arrears. If Party B delays to deliver the rent for more than seven days and overdue the payment of the utility fee exceed 15 days, Party A has the right to stop the supply of water and electricity at the leased place or to terminate this contract, and detain the deposit paid by Party B as liquidated damages. Party B shall compensate for all the losses caused to Party A.

10.9 Party B shall take good care of and reasonably use the public facilities and accessories of the mall to ensure the integrity of the internal structure of the mall and its ancillary facilities, and take reasonable measures to protect the mall and its equipment from fire, rain and so on. Party B shall bear the cost of repairing and related expenses due to damage to the public facilities, structure and supporting facilities of the store due to improper maintenance or other faults of Party B. If Party B refuses to undertake maintenance and repair, Party A shall have the right to repair it on behalf of Party B. If Party A or third party personal or property damage occurs, Party B shall bear the corresponding legal responsibility.

10.10 Within 12 months before the expiration of the lease term or before the early termination of the contract, Party B shall allow Party A to check the leased place with any customer or related person who has the intention to lease and allow Party A to do any of the malls it deems appropriate. In part, if the rental lease instructions are displayed, and Party B must not cover or remove the instructions.

10.11 Party B shall submit the statement of monthly turnover of the leased place to Party A truthfully before 5th of each month, and if Party B submits after the deadline or provide false data. Party A has the right to terminate this contract.

10.12 If Party B fails to cancel or transfer the industrial and commercial registration, taxation, various types of permits and lease registration with the registered place as the registered address within 30 days after the termination of this contract, Party B shall pay Party A 1% of the total rent of the closest year as a penalty. And Party A has the right to handle the cancellation of the above-mentioned cancellation and transfer of Party B's relevant documents, and Party B shall cooperate unconditionally. After Party B fulfills the above obligations for 90 days, Party A shall return Party B the deposit according to the relevant bond amount of the contract.

11. Insurance and Compensation

11.1. Party B shall purchase and maintain effective property insurance, third party liability insurance and equipment damage insurance for the insurance company from the equipment and property purchased by Party B within the leased premises after the delivery of the leased premises and during the lease period.

11.2. If Party B suffers losses due to property damage, loss, etc., and Party B fails to insure or is not fully insured, Party B shall bear all the expenses, which may cause Party A or other third party to lose.

11.3 If the shopping mall is damaged by natural disasters, fires and other force majeure, Party A shall not bear any responsibility for the losses suffered by Party B.

11.4 Due to the reasons of damage of property, safety, fire, etc. caused by Party B, Party B shall bear all the responsibilities and compensate Party A for the economic losses caused thereby. Party B shall be fully liable and compensate Party A for all losses. Party B's employees, or agents' dereliction of duty or negligence, causing Party A's personnel, Party A's customers or other personnel losses, the person should compensate for the losses.

12 Liability for Breach of Contract

12.1 During the validity period of the contract, if Party B defaults, Party A shall terminate this contract or Party B shall unilaterally terminate the performance of this contract, Party B shall pay 50% of the total rent of this contract as liquidated damages, and the deposit shall not be refunded. If the liquidated damages are insufficient to pay the losses suffered by Party A, Party B shall continue to compensate.

12.2 If Party A is unable to lease the leased place to Party B due to force majeure or unforeseen factors, Party A shall not be liable for breach of contract.

12.3 If Party B has a serious violation of the terms of any of the obligations of this contract, Party A has the right to terminate this contract at any time by written notice. Party B shall not have any objection and shall compensate Party A for the losses suffered as a result of its breach of contract.

13 Termination and Transfer of the Contract

13.1 If the land use right within the scope of Party A's shopping malls is repossessed or requisitioned by the government in advance, the contract will be terminated by itself, and the two parties will not bear responsibility for each other. Party A will return the rent and deposit of the remaining lease period paid by Party B without interest.

13.2 During the lease period, if the shopping mall is damaged by natural disasters, fires and other force majeure, the lease will be terminated. The contract will be terminated by itself and Party A will return the rent and deposit of the remaining lease period paid by Party B without interest. Party A shall not bear any responsibility for the losses suffered by Party B. When Party A rebuilds the property, Party B has the right to prioritize the contract with Party A under the same conditions.

13.3 During the contract period, Party B shall not unilaterally terminate the performance of this contract, otherwise it shall be treated as a major breach of contract: In case of special reasons, Party B has to terminate this contract. Party B shall submit a written application to Party A 12 months in advance. Party B may terminate this contract after the written consent of Party A.

13.4 If the overall planning or major business adjustment of the shopping mall or the construction needs, Party A has the right to adjust the location, area and leased use of the leased of Party B. If Party B does not agree to adjust, it may request termination of this contract. If the rent and deposit of the remaining lease period paid by Party B have not been returned, Party B shall not request any other form of compensation.

13.5 During the lease term, Party A has the right to choose to terminate this contract in advance or to adjust and reduce the lease location and area of Party B if one of the following occurs:

13.5.1Party B is not doing well in the leased place.

13.5.2 Party B has not reached the target turnover for 3 months or 2 consecutive months at the leased place (see the attached target for the target turnover);

13.5.2 Significant changes in the format, scale, area, and commodities of Party B's operations have seriously affected the image of Party A and the flow of merchants in the mall.

13.6 If Party A chooses to terminate this contract in advance, Party A will return the rent and deposit for the remaining lease period paid by Party B without interest.

Party B shall strictly perform the obligations stipulated in this contract. If one of the following circumstances occurs, Party A has the right to terminate this contract and recover the leased place. Party B shall pay off all arrears (including liquidated damages) and shall be liable to Party A for breach of contract and compensation.

13.6.1 The leased place has not opened normally within 30 days from the rental date;

13.6.2 Party B violates this contract and makes major changes or additions or reductions to the internal facilities of the leased place due to decoration and damage to the structure or internal facilities of the mall. After written notice from Party A, it has not been repaired or corrected within 10 days.

13.6.3 Party B changes the use of the leased place, or Party B subleases the rental place to another party, or cooperates with the third party to operate the leased place, or transfers the rights and obligations of this contract to the third party.

13.6.4 Party B has been arbitrarily stop business for more than 15 days;

13.6.5 Party B submits or provides a false statement of turnover overdue;

13.6.6 Party B suspends its business or goes bankrupt;

13.6.7 Party B seriously violates the relevant business management regulations of Party A's shopping malls or engages in other acts that damage Party A's rights and interests:

13.6.7 Due to Party B's reasons, this contract is terminated in advance according to the provisions of this contract or laws and regulations.

13.7 If Party B wishes to renew the contract, Party B shall submit a written application to Party A three months before the lease expires. Party A has the right to decide whether to renew the contract; if Party B fails to apply for the renewal of the lease, the lease expires according to the contract.

13.8 Transfer of Contract

During the term of this contract, Party A may, by notifying Party B, transfer all its rights and obligations under this contract to its affiliates, provided that the transferee shall inherit and perform all rights and obligations of Party A's contract under this contract. .

13.9 Party A's affiliated company refers to 1. A company that is controlled by the same ultimate parent with Party A or Party A's shareholders: or 2. A company that is subject to the same parent's shareholding with Party A or Party A's shareholders: or 3. Accepts “Parkson” the trademark owner or authorized licensee of “PARKS0N” grants the company the right to use the trademark or trade license: or 4. The company mentioned in the above 1 to 3 cooperates in the form of providing business management consulting and services.

14 Return of the Leased Place

14.1 Upon expiration of the lease or early termination of this contract, Party B shall evacuate all equipment, facilities and commodities (hereinafter referred to as “items”) installed by itself to the leased place and restore the original condition of the leased place (except for natural wear and tear). Both parties shall submit written handover procedures when returning to the rental site.

14.2 If Party B cannot return the leased place within the three days after the termination of this contract, Party B shall pay Party A 1% of the total rent for the year prior to the termination of the contract as liquidated damages for a single day. If the overdue payment exceeds 10 days, Party A has the right to change the lock of the rental place and has the right to choose to handle the item in any of the following ways:

14.2.1 It is deemed that Party B renounces the ownership of the goods. Party A has the right to unilaterally handle the evacuation or dismantling of the articles, and may handle the articles in any way. Therefore, the costs incurred and the risk of damage or loss of the articles shall be borne by Party B itself;

14.2.2 Party A shall have the right to apply for notarization of the items retained by Party B in the place of lease, and transfer the item to another place after notarization. Party A shall have the right to dispose of the deposited items if Party B still fails to claim or fails to pay the arrears in a timely manner. Party A's act of disposing of the stored goods shall be deemed to be the exercise with Party B’s authorization, and Party B shall waive the right of defense. Party A's income for the dealing of the item will be paid in advance for all expenses incurred in notarizing, storing and disposing of the item, and any other money owed by Party B to Party A.

14.3 Within 7 days from the termination of the contract, Party B shall settle all expenses incurred during the lease period. If Party B owes any fees (including 14.2.2 describes) Party A shall have the right to deduct the deposit paid by Party B. If the deposit is insufficient to pay, Party B shall continue to pay off the expenses owed. If the contract is terminated in the case of Article 13.6 of this contract, Party A has the right to detain the deposit and not return it to Party B.

15. Settlement of Disputes

Both Party A and Party B shall resolve the dispute arising from the performance of this contract or matters related to this contract through friendly negotiation. When the negotiation cannot be resolved, it shall file a lawsuit in the people's court with jurisdiction over Party A's domicile.

16. Effectiveness of the Contract and Other

16.1 This contract shall come into effect after the seal of both Party A and Party B, and shall be terminated after the completion of all rights and obligations of both parties.

16.2 The conclusion, validity, interpretation, performance and settlement of disputes of this contract shall be governed by the laws of the People's Republic of China.

16.3 In the event that the contract is not completed, the two parties may jointly sign and sign a supplementary agreement in accordance with the relevant laws and regulations of the State. The supplementary agreement has the same legal effect as this contract.

16.4 This contract is made in four copies, and each party holds two copies.

Party A (Lessor):	/s/ Shenyang Parkson Shopping Plaza Co., Ltd.

Party B (Lessee):	/s/ Liaoning CoolPaul Culture and Media Co. Ltd.

Annexes 1: Rent and Payment Method

Party B pays rent to Party A as follows:

1. Rental fee:

Guaranteed rent: Both Party A and Party B collect rent according to the area used by the shop.

1st-3rd year: (rent:        yuan/year); Since Jun.15, 2018 to March 31, 2021

Quarter rent:           yuan)

4th-5th year: (rent:          yuan/year); Since April 01, 2021 to March 31, 2023

Quarter rent: 256537.97 yuan)

6th-7th year: (rent:          yuan/year); Since April 01, 2023 to December 31, 2024

Quarter rent: 269364.87 yuan)

2. Commission rent: Party B shall provide Party A with the box office income data of the previous lease year before March 5 of each year, and attach the calculation amount of the lease fee for each leased monthly box office. The box office receipts provided by Party B shall be the box office data confirmed by third-party regulatory agencies including, but not limited to, the State Administration of Radio, Film and Television, or the National Film Special Fund, and the sales of snack foods, beverages and post-cinema products as the reference basis of Party A. Both Party A and Party B shall complete the confirmation of the calculation of the previous year's box office rent calculation before March 15.

Box office commission rental ratio:

Year 1-3: Deduction point is   ,

Year 4-5: Deduction point is    ,

Years 6-7: The deduction point is    .

If the box office rent is higher than the guaranteed rent at the same period, Party B shall pay Party A the difference between the last annual box office rent and the guaranteed rent before March 20 of each year.

Guaranteed rent payment method: wire transfer or check transfer, Party B pays the next [season] rent before the end of [the third month of the third quarter of the quarter] (in case of holiday extension), the first rent should be handed over to the property. Pay within 10 days from the date of the transfer.

Deposit

1. Before Party B enters the site, Party B shall pay the decoration deposit of RMB to Party A for decoration.

2. If Party B fails to pay on time, including but not limited to rental site rent, property service fee, water and electricity fee, telephone bill, etc., or damages the property and equipment of the leased place that are not be compensated. Party A has the right to deduct the fee or loss from the deposit.

Liability for Breach of Contract

1. Party A has the right to hire a third-party auditing company designated by Party A to audit the sales of Party B's box office receipts and snack foods, beverages, and post-movie products. If it finds that the income is underreported, it will be charged 10 times of the under-reported income for a liquidated damages, and Party A reserves the right to terminate the contract, the fee shall be borne by Party B.

2. If Party B fulfills all the obligations stipulated in this contract, and completes the cancellation of business registration, taxation, various types of permits and lease registration (if any) with the registered place as the registered address within 30 days after the termination of the contract, such as If it is not written off or transferred within 30 days of the termination of the contract, Party B shall pay Party A 1% of the total rent for the year prior to the termination of the contract as liquidated damages, and Party A shall have the right to cancel the transfer and transfer procedures or lease on behalf of Party B. If the place is the cancellation of the relevant documents of Party B at the address, Party B shall cooperate unconditionally. After fulfilling the above-mentioned obligations 90 days after, Party B shall return the balance of the deposit after the deduction of the liquidated damages without interest.

3. During the lease period, Party B conceals the box office receipts and sales of snack foods, beverages and post-movie products. Party A has the right to choose to terminate this contract in advance or to adjust and reduce the lease location and area of Party B. Party B has no objection.

Sales Management

1. Party B's operating time at the leased place is from 9:30 am to 2:00 am next day, and in case of special circumstances, the business hours are delayed, Party B must notify Party A in writing 2 days in advance. Both Party A and Party B negotiated a solution to resolve the channel and security measures required for Party B early opening or later closing. Party A reserves the right to close the connection channel with Party B's leased places after Party A closes the store.

2. Party B shall obey Party A's management. Party A's rules and regulations governing fire protection, safety, public utilities, decoration (including but not limited to decoration safety agreements), decoration and personal safety are part of the contract. Party B should be consciously observed and must not be violated. Party B agrees to allow Party A to conduct inspections of items such as security, public welfare and other aspects of Party B's rented place from time to time (these inspections are not to affect Party B's normal business activities).

3. In order to ensure the unification of the overall image of the shopping mall, Party B must use Party A's prior written approval to approve the advertisement when it uses the façade of the leased place. Party B guarantees that the advertising content and release procedures are in compliance with laws and regulations and the requirements of the competent government departments, and comply with the state and Party A shall assist Party B in providing the necessary documents and materials. If any third party (including Party A) get a personal injury, property damage, or government punishment which is caused by advertising or advertising suspension or installation of Party B, Party B shall bear all the necessary liabilities ( Except for the corresponding appointments caused by customized facade advertisements not used by Party B or unified by Party A's property company).

4. Party A has the right to check or test the sales of box office and snack food, beverages and post-cinema products with the prior consent of Party B.

Decoration Management

1. Party B shall construct all the X-stages of the theater and install all the equipment in accordance with the regulations of the relevant state departments, including but not limited to the partition wall (including the partition wall containing soundproof cotton between the cinemas), the slope, the floor slab, and the stagnation of Party B, hole filling, air conditioning, digital cinema satellite receiving antenna base and lightning protection device, audio dedicated grounding line, weak electricity and high-power system for business needs, power cabinet for cinema power needs, accident emergency circuit Power supply, etc.

2. Party B shall install a set of fire-fighting broadcasting system, emergency lighting system, fire-proof partition roller blind (gate) with control system (if any), fireproof soundproof door, spray, smoke, fire hydrant (if any), export instructions, etc. Fire engineering, and passed the fire inspection and acceptance.

3. Party B shall provide Party A with the relevant drawings of the engineering design drawings (including but not limited to the slopes and partitions in the cinema), the fire inspection approval drawings, and the air-conditioning equipment pipeline drawings.

4. During the decoration period of Party B, Party A shall pay Party B a decoration management fee of yuan/month, which is calculated in one month for less than one month. Party B must pay yuan for the decoration management fee before entering the decoration and pay the monthly management fee on the 5th of each month.

Renewal of Contract Expires

If Party A and the owner of the property continue to sign the contract after the expiration of the lease, Party B will have the priority to renew the contract under the same conditions of cooperation.

In the event of any inconsistency between this Agreement and the Master Agreement, the agreement in this Annex shall prevail.

Annexes 2: Property Fee Payment Details

According to the lease agreement, Party B shall pay Party A the following property fees on time before 24th per month:

1. Electricity fee: [   ] yuan per degree. Except for the lighting of the shopping malls and the corresponding equipment provided by Party A, the lighting and the standby electricity installed by Party B shall be subject to the electricity fee. Party B shall install the electricity meter that has passed the verification by the local power supply department, and use it as the meter for the use of the electric field during the period of renting between Party A and Party B. Party A will send personal to check electricity meter at 15th every month. And send the power generation fee notice, according to the electricity charge of [ ] yuan per electricity charge (in the case of national electricity price adjustment, the electricity price is adjusted accordingly). Party B shall submit to Party A's Finance Department before the 24th of the month, and Party A shall be entitled to stop power supply if it fails.

2. Water fee: For each ton of [   ] yuan, the water meter that has been verified by the local water supply department shall be installed by itself, as a valuable tool for the use of water by Party B during the lease period. Party A will receive a water fee notice at the rate of [   ] yuan per ton from the personnel. The water fee will be adjusted according to the national water fee price and the unit price of the water fee will be adjusted accordingly.

3. Air Conditioning: The air conditioner in the leased area of Party B shall be installed and maintained by Party B itself, but it shall provide Party A with a complete set of drawings, and Party A may agree to construct it.

4. Heating costs: heating costs are charged at [   ] yuan per square meter per heating season, and Party B should pay the heating fees one month before heating. Party B will hand over to Party A's Finance Department before the 24th of the month (in case of national heating price adjustment, the heating unit price will be adjusted accordingly).

5. Property management fee: The land used by Party A for rent to Party B is 1785 square meters. And the fee is _yuan/month.

Annexes 3

Lessor: Shenyang Parkson Shopping Plaza Co., Ltd.

Lessee: Liaoning CoolPaul Culture and Media Co. Ltd.

Advertising Agreement

After friendly negotiation between Party A and Party B, the lease contract between the two parties is supplemented as follows:

1. During the cooperation period, Party B will provide movie tickets to Party A free of charge each year. The date and time of the specific provision will be negotiated by Party A two weeks in advance.

2. During the cooperation period, Party B will provide Party A with a 14-week (15-second in-page) pre-movie advertisement for free, and the specific time will be subject to negotiation.

3. Party A provides two advertising publicity points to Party B, and one piece is free to use for one side window of Zhonghua Road. The specific location is for discussion. The other is the side of Taiyuan Street (next to Xijiade). The location of this block needs to be modified by Party B and self-declared and approved. The fee is paid by Party B and the rent is yuan/year.